Exhibit 99.1

Theravance Biopharma Announces Closing of
Private Placement of $250 Million of 9% Non-Recourse Notes

DUBLIN, IRELAND - December 3, 2018 — Theravance Biopharma, Inc. (NASDAQ: TBPH) (“Theravance Biopharma” and together with its subsidiaries, the “Company”) today announced the closing of a private placement of $250 million of non-recourse PhaRMASM 9% fixed rate term notes. The notes are secured by a portion of the future payments the Company expects to receive related to royalties due on net sales of Trelegy Ellipta. The Company intends to use the net proceeds from this transaction to support continued execution of its key strategic programs.

“This non-dilutive, non-recourse financing allows us to strengthen our financial position and support key programs. Importantly, Theravance Biopharma’s subsidiaries retain the Company’s economic interest in Trelegy Ellipta, except for loan repayment and debt service costs, over the product’s commercial lifespan,” said Rick E Winningham, chairman and chief executive officer of Theravance Biopharma. “While the notes are outstanding, 75% of our Trelegy Ellipta-related cash flows will be pledged and used to satisfy the debt obligations, and 25% will be directed to benefit the Company on an ongoing basis. Following repayment of the notes, all Trelegy Ellipta-related cash flows will revert back to the Company, as our objective is to retain full economics to the asset long-term given its value proposition and strong commercial performance in its first full year on the market. This financing will enable us to invest across our business in pursuit of bringing transformational medicines to patients while minimizing cost of capital for our shareholders.”

About the Financing

Triple Royalty Sub LLC (the “Issuer”), a wholly-owned, indirect subsidiary of Theravance Biopharma, issued $250 million in aggregate principal amount of PhaRMASM 9% fixed rate term notes due April 15, 2033. The notes are secured by all of the Issuer’s right, title and interest in certain membership interests (the “Issuer Class C Units”) in Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC LLC”).  TRC LLC holds the right to receive upward-tiering royalties ranging from 6.5% to 10% on worldwide net sales of Trelegy Ellipta, and the Company holds an 85% economic interest in TRC LLC. The Issuer Class C Units represent 75% of the Company’s 85% economic interest, which equates to 63.75% of the economic interests in TRC LLC.

The primary source of funds to make payments on the notes will be the Issuer’s 63.75% economic interest (evidenced by the Issuer Class C Units) in any future payments made by Glaxo Group Limited (“GSK”) under the Collaboration Agreement, dated as of November 14, 2002, by and between Innoviva, Inc. and GSK, as amended from time to time (net of the amount of cash, if any, expected to be used in TRC LLC pursuant to the TRC LLC Agreement over the next four fiscal quarters) relating to the Trelegy Ellipta program.  The notes are not convertible into Company equity and have no security interest in nor rights under any agreement with GSK.

The notes may be redeemed at any time prior to maturity, in whole or in part, at specified redemption premiums.

The notes bear an annual interest rate of 9%, with interest and principal payable quarterly beginning April 15, 2019. Prior to and including the October 15, 2020 payment date, in the event that the distributions received by the Issuer from TRC LLC in a quarter is less than the interest accrued for that quarter, the principal amount of the notes will increase by the interest shortfall amount for that quarter. Because the principal and interest payments on the notes are ultimately based only on royalties from product sales, which will vary from quarter to quarter, the notes may be repaid prior to the final maturity date in 2033. Following the redemption or repayment of the notes, all Trelegy Ellipta-related pledged cash flows will revert back to the Company.

In order to comply with Regulation RR — Credit Risk Retention (17 C.F.R. Part 246), 5% of the notes were retained by Theravance Biopharma R&D, Inc., a wholly-owned subsidiary of Theravance Biopharma. Excluding the $12.5 million of retained notes and other fees related to the transaction, net proceeds of the offering were approximately $230 million. The notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security.

Morgan Stanley & Co. LLC acted as sole placement agent for the notes. PhaRMASM is a service mark of Morgan Stanley.

About Theravance Biopharma

Theravance Biopharma, Inc. (“Theravance Biopharma”) is a diversified biopharmaceutical company with the core purpose of creating medicines that help improve the lives of patients suffering from serious illness.

In our relentless pursuit of this objective, we strive to apply insight and innovation at each stage of our business, including research, development and commercialization, and utilize both internal capabilities and those of partners around the world. Our research efforts are focused in the areas of inflammation and immunology. Our research goal is to design localized medicines that target diseased tissues, without systemic exposure, in order to maximize patient benefit and minimize risk. These efforts leverage years of experience in developing localized medicines for the lungs to treat respiratory disease. The first potential medicine to emerge from our research focus on immunology and localized treatments is an oral, gut-selective pan-Janus kinase (JAK) inhibitor, currently in development to treat a range of inflammatory intestinal diseases. Our pipeline of internally discovered product candidates will continue to evolve with the goal of creating transformational medicines to address the significant needs of patients.

In addition, we have an economic interest in future payments that may be made by Glaxo Group or one of its affiliates (GSK) pursuant to its agreements with Innoviva, Inc. relating to certain programs, including Trelegy Ellipta.

For more information, please visit www.theravance.com.

THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to expectations for the repayment of the notes, the expected future commercial performance of Trelegy Ellipta, the Company’s strategies, plans and objectives, the Company’s regulatory strategies and timing of clinical studies (including the data therefrom), the potential benefits and mechanisms of action of the Company’s product and product candidates, the Company’s expectations for product candidates through development and potential regulatory approval and commercialization (including their potential as components of combination therapies). These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of the press release are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company’s product candidates are unsafe or ineffective (including when our product candidates are studied in combination with other compounds), risks that product candidates do not obtain approval from regulatory authorities, the feasibility of undertaking future clinical trials for our product candidates based on policies and feedback from regulatory authorities, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates and risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products. Other risks affecting Theravance Biopharma are described under the heading “Risk Factors” contained in Theravance Biopharma’s Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 8, 2018 and Theravance Biopharma’s other filings with the SEC. In addition to the risks described above and in Theravance Biopharma’s filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact Information

Alexander Dobbin

Head of Investor Relations

650-808-4045

investor.relations@theravance.com

Tim Brons

Vida Strategic Partners (media)

646-319-8981

tbrons@vidasp.com